Exhibit 10.3

IMMUNOGEN, INC.

RESTRICTED STOCK UNIT TERMS AND CONDITIONS

The following supplements the Grant Detail (the “Grant Detail”) to which these Restricted Stock Unit Terms and Conditions apply, and together with the Grant Detail, constitutes the “Restricted Stock Unit Agreement” referenced in the Grant Detail.

This Restricted Stock Unit Agreement is entered into and made effective as of the grant date referenced in the Grant Detail (the “Grant Date”) and is between ImmunoGen, Inc., a Massachusetts corporation (the “Company”), and the employee or consultant of the Company (the “Participant”) referenced in the Grant Detail.  Certain capitalized terms, to the extent not defined where they first appear in this Restricted Stock Unit Agreement, are defined in the Company’s Inducement Equity Incentive Plan (the “Plan”).

1.Grant of Award.  The Company has granted to the Participant an award for the number of restricted stock units (“RSUs”) referenced in the Grant Detail (the “Award”). Each RSU referenced in the Grant Detail, represents a contingent entitlement of the Participant to receive one share of the Company’s common stock, $.01 par value per share (the “Shares”), on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.  The Participant acknowledges receipt of a copy of the Plan.  The Company and the Participant understand and agree that the Award shall be granted in compliance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to the Participant entering into employment with the Company.

2.Vesting of Award.

(a)Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Grant Detail and is subject to the other terms and conditions of this Agreement and the Plan.  Notwithstanding the foregoing if within a period of two (2) years from the date of a Change of Control (as defined in the Plan), that is not a Corporate Transaction (as defined in the Plan) where outstanding Awards are terminated or cashed out in accordance with Paragraph 25 of the Plan, the Participant is terminated by the Company other than for Cause or has left the Company for Good Reason (as defined below), then upon such termination date this Award shall become fully vested unless this Award prior to such termination date has otherwise been terminated pursuant to this Agreement or the terms of the Plan.  “Good Reason” shall mean the occurrence of one or more of the following without the Participant’s consent: (i) a change in the principal location at which the Participant performs his duties for the Company to a new location that is at least forty (40) miles from the prior location; (ii) a material change in the Participant’s authority, functions, duties or responsibilities as an employee of or consultant to the Company, which would cause the Participant’s position with the Company to become of less responsibility, importance or scope than the highest position held by the Participant immediately prior to the Change of Control, provided, however, that such material change is not in connection with the termination of the Participant’s service by the Company for Cause or by reason of death or Disability and further provided that it shall not be considered a material change if the Company becomes a subsidiary of another entity and the Participant continues to hold a position in the subsidiary that is at least as high (in both title and scope of responsibilities) as the highest position held by the Participant with the Company at any time from the Grant Date to immediately prior to the Change of Control; (iii) a material reduction in the Participant’s annual base salary or fee; or (iv) a material reduction in the Participant’s target annual bonus as compared to the target annual bonus set for the previous fiscal year; provided that any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “Good Reason” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

(b)On each vesting date set forth in the Grant Detail, the Participant shall be entitled to receive such number of Shares equivalent to the number of RSUs as set forth in the Grant Detail provided that the Participant is employed by or providing service to the Company or an Affiliate on the applicable vesting date.  Such Shares shall thereafter be delivered by the Company to the Participant within five days of the applicable vesting date and in accordance with this Agreement and the Plan.

(c)Except as otherwise set forth in this Agreement, if the Participant ceases to be employed or providing services for any reason by the Company or by an Affiliate (the “Termination”) prior to a vesting date set forth in the Grant Detail, then as of the date on which the Participant’s employment or service terminates, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

3.Prohibitions on Transfer and Sale.  This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company's securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.  Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant's lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant's guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4.Adjustments.  The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5.Securities Law Compliance.  The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended.  The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder.  The Company intends to maintain this registration statement but has no obligation to do so.  If the registration statement ceases to be effective for any reason, Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available.  Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to sell his or her Common Stock, including due to the Participant’s affiliation with the Company.  The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6.Rights as a Shareholder.  The Participant shall have no right as a shareholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7.Incorporation of the Plan.  The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound.  The provisions of the Plan are incorporated herein by reference.

8.Tax Liability of the Participant and Payment of Taxes.    The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility.  Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Administrator as follows:

(a)through reducing the number of shares of Common Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Company.  Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation.  Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b)requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company; or

(c)if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation.  To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable.  In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale.  The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price.  In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9.Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a)The Company is not by the Plan or this Award obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.

(b)The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c)The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e)The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any.  As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.  The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

10.Notices.  Any notices to the Company required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

ImmunoGen, Inc.

Attn: Finance

830 Winter Street

Waltham, MA 02451

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

11.Assignment and Successors.

(a)This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

12.Benefit of Agreement.

Subject to the provisions of the Plan and the other provisions hereof, this Award shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

13.Governing Law.  This Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

14.Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

15.Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

16.Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

17.Waivers and Consents.    Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

18.Data  Privacy.

By accepting the Award, the Participant acknowledges that the processing of certain personal data by the Company and each Affiliate (and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services) is necessary for the performance of contractual duties to the Participant under the Award in order to facilitate the grant of the Award and the issuance of Shares and the administration of the Plan. Any storage, transfer or processing of personal data shall be in accordance with applicable law and, where required, in accordance with any Company Privacy Notice made available to the Participant.

19.Section 409A.  The Award of RSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.

5